                                                                     EXHIBIT 99f

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

    FOR MEMBERS OF THE BARGAINING UNIT CERTIFIED BY NLRB CASE NO. 10-RC-7481

                            AT OLIVER RUBBER COMPANY

              FINANCIAL STATEMENTS AS OF JUNE 30, 1998 (UNAUDITED)

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

    FOR MEMBERS OF THE BARGAINING UNIT CERTIFIED BY NLRB CASE NO. 10-RC-7481

                            AT OLIVER RUBBER COMPANY


                          INDEX TO FINANCIAL STATEMENTS




Financial Statements-

  Statement of Net Assets Available for Plan Benefits as of June 30, 1998
    (unaudited)

  Statement of Changes in Net Assets Available for Plan Benefits for the Ten
    Months Ended June 30, 1998 (unaudited)


Notes to Financial Statements


Schedule I - Items 26f and 26k - Schedule of Assets Held for Investment Purposes as of June 30, 1998 (unaudited)

Schedule II - Item 26l - Schedule of Reportable Transactions for the Ten Months Ended June 30, 1998 (unaudited)

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

    FOR MEMBERS OF THE BARGAINING UNIT CERTIFIED BY NLRB CASE NO. 10-RC-7481

                            AT OLIVER RUBBER COMPANY


               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               AS OF JUNE 30, 1998
                                   (UNAUDITED)



                                                                               Participant Directed
                                                     -----------------------------------------------------------------------
                                                     Common                           Short               Investment
                                                     Stock     Equity      Index      Term      Balanced   Contract
                                                      Fund      Fund       Fund       Fund        Fund      Fund       Total
                                                      ----      ----       ----       ----        ----      ----       -----
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund               $  497     $ --       $ --       $ --       $ --       $ --       $  497
  Vanguard/Windsor II                                  --        2,500       --         --         --         --        2,500
  Vanguard Index Trust-500 Portfolio                   --         --        2,224       --         --         --        2,224
  Vanguard Money Market Reserves-Prime Portfolio       --         --         --          104       --         --          104
  Vanguard STAR Portfolio                              --         --         --         --          386       --          386
  Vanguard Retirement Savings Trust                    --         --         --         --         --          105        105
                                                     ------     ------     ------     ------     ------     ------     ------
         Total investments                              497      2,500      2,224        104        386        105      5,816
                                                     ------     ------     ------     ------     ------     ------     ------

RECEIVABLES
  Employees' contributions                              104        550        443         21        151         21      1,290
  Interest and dividends                                  4       --         --         --         --         --            4
                                                     ------     ------     ------     ------     ------     ------     ------
         Total receivables                              108        550        443         21        151         21      1,294
                                                     ------     ------     ------     ------     ------     ------     ------

NET ASSETS AVAILABLE FOR PLAN BENEFITS               $  605     $3,050     $2,667     $  125     $  537     $  126     $7,110
                                                     ======     ======     ======     ======     ======     ======     ======




    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

    FOR MEMBERS OF THE BARGAINING UNIT CERTIFIED BY NLRB CASE NO. 10-RC-7481

                            AT OLIVER RUBBER COMPANY


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                     FOR THE TEN MONTHS ENDED JUNE 30, 1998
                                   (UNAUDITED)



                                                                               Participant Directed
                                                     -----------------------------------------------------------------------
                                                     Common                           Short               Investment
                                                     Stock     Equity      Index      Term      Balanced   Contract
                                                      Fund      Fund       Fund       Fund        Fund      Fund       Total
                                                      ----      ----       ----       ----        ----      ----       -----
ADDITIONS:
  Employees' contributions                         $  618      $2,892     $2,475     $  123     $  531      $  124     $6,763
  Net unrealized appreciation in fair value of
    investments                                       (20)        107        177       --           (1)       --          263
  Interest and dividends                                7          51         15          2          7           2         84
                                                   ------      ------     ------     ------     ------      ------     ------
               Total additions                        605       3,050      2,667        125        537         126      7,110
                                                   ------      ------     ------     ------     ------      ------     ------

DEDUCTIONS:
  Benefit payments                                   --          --         --         --         --          --         --
                                                   ------      ------     ------     ------     ------      ------     ------
               Total deductions                         0           0          0          0          0           0          0
                                                   ------      ------     ------     ------     ------      ------     ------

NET INCREASE                                          605       3,050      2,667        125        537         126      7,110

NET ASSETS AT BEGINNING OF YEAR                         0           0          0          0          0           0          0
                                                   ------      ------     ------     ------     ------      ------     ------

NET ASSETS AT END OF YEAR                          $  605      $3,050     $2,667     $  125     $  537      $  126     $7,110
                                                   ======      ======     ======     ======     ======      ======     ======




    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

    FOR MEMBERS OF THE BARGAINING UNIT CERTIFIED BY NLRB CASE NO. 10-RC-7481

                            AT OLIVER RUBBER COMPANY


                          NOTES TO FINANCIAL STATEMENTS




(1)  SUMMARY OF PLAN

           General

              The Standard Products Company Collectively Bargained Savings and Retirement Plan for Members of the Bargaining Unit Certified by NLRB Case No. 10-RC-7481 at Oliver Rubber Company (the Plan) was established on September 1, 1997. The Plan is a defined contribution plan covering all employees who have completed the 45 day union probationary period and are covered by the collective bargainging agreement between the Oliver Rubber Company and members of the bargaining unit certified by the NLRB case no. 10-RC-7481. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

           Administration

              The Plan is administered by The Standard Products Collectively Bargained Savings and Retirement Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company (the Trustee) to act as trustee and recordkeeper of the Plan's assets.

           Contributions

              Each year, participants may contribute up to 10 percent of their pretax compensation. There is no employer matching provision in the Plan.

           Participant Accounts

              Each participant's account is credited with the participant's contributions and the earnings of their investment funds.

           Vesting

              The participants are immediately vested in their contributions plus actual earnings thereon.

           Investment Options

              Upon enrollment in the Plan, a participant may direct employee contributions in 10 percent increments to any of six investment options.

                 Company Common Stock Fund - This fund invests in the Standard Products Company Stock Fund.

                 Equity Fund - This fund invests in the Vanguard/Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

                 Index Fund - This fund invests in the Vanguard Index Trust-500 Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

    FOR MEMBERS OF THE BARGAINING UNIT CERTIFIED BY NLRB CASE NO. 10-RC-7481

                            AT OLIVER RUBBER COMPANY


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



                 Short Term Investment Fund - This fund invests in the Vanguard Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.

                 Balanced Fund - This fund invests in the Vanguard STAR Portfolio which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

                 Investment Contract Fund - This fund invests in the Vanguard Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust.

          Payment of Benefits

              In the event of retirement, death, termination, permanent disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

           Termination of the Plan

              Although it has not expressed any intent to do so, the Company has the right, under the Plan, to terminate the Plan subject to the provisions of ERISA.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Basis of Accounting

              The accompanying financial statements are prepared on the accrual basis of accounting.

           Investments

              The accompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1998. Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1998, is presented in Schedule I.

              Purchases and sales of securities are recorded on a trade-date basis. Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

           Administrative Expenses

              The Company pays the administrative expenses of the Plan, including any expenses and fees of the Trustee.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

    FOR MEMBERS OF THE BARGAINING UNIT CERTIFIED BY NLRB CASE NO. 10-RC-7481

                            AT OLIVER RUBBER COMPANY


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



           Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)      FEDERAL INCOME TAXES

          The Plan intends to apply for a favorable determination from the Internal Revenue Service on the qualification of the Plan under the Internal Revenue Code (IRC). The Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

(4)      RELATED-PARTY TRANSACTIONS

          Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

                                                                      SCHEDULE I




                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

    FOR MEMBERS OF THE BARGAINING UNIT CERTIFIED BY NLRB CASE NO. 10-RC-7481

                            AT OLIVER RUBBER COMPANY

                           EIN: 34-0549970 - PLAN: 006

       ITEMS 26f and 26k - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               AS OF JUNE 30, 1998
                                   (UNAUDITED)



    Shares/
   Par Value                                 Description                                   Cost             Market
   ---------                                 -----------                                   ----             ------
      33          *Standard Products Company Stock Fund                                     $  517          $  497

      77          *Vanguard/Windsor II                                                       2,392           2,500

      21          *Vanguard Index Trust-500 Portfolio                                        2,047           2,224

     104          *Vanguard Money Market Reserves-Prime Portfolio                              104             104

      21          *Vanguard STAR Portfolio                                                     386             386

     105          *Vanguard Retirement Savings Trust                                           105             105

                                                                                            ------          ------

                  Total                                                                     $5,551          $5,816
                                                                                            ======          ======


                         *Represents a party-in-interest

          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II






                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

    FOR MEMBERS OF THE BARGAINING UNIT CERTIFIED BY NLRB CASE NO. 10-RC-7481

                            AT OLIVER RUBBER COMPANY

                           EIN: 34-0549970 - PLAN: 006

                 Item 26l - SCHEDULE OF REPORTABLE TRANSACTIONS

                     FOR THE TEN MONTHS ENDED JUNE 30, 1998
                                   (UNAUDITED)




 During the year ended June 30, 1998, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the ten months, September 1, 1997:

    Shares/                                                                    Purchase Cost/        Historical          Gain
   Par Value                      Description                                   Sale Proceeds          Cost             (Loss)
   ---------                      -----------                                   -------------          ----             ------
                  *Standard Products Company Stock
                     Fund-
     33               Purchases                                                      517                 517              N/A

                  *Vanguard/Windsor II-
     77               Purchases                                                    2,392               2,392              N/A

                  *Vanguard Index Trust-500 Portfolio-
     21               Purchases                                                    2,047               2,047              N/A

                  *Vanguard Money Market Reserves-
                     Prime Portfolio-
    104               Purchases                                                      104                 104              N/A

                  *Vanguard STAR Portfolio-
     21               Purchases                                                      386                 386              N/A

                  *Vanguard Retirement Savings
                     Trust-
    105               Purchases                                                      105                 105              N/A


                         *Represents a party-in-interest


          The accompanying notes are an integral part of this schedule.